Exhibit 99.1

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS REMEDIATION

PLAN RELATING TO STOCK OPTION REVIEW; ANNOUNCES

RESUMPTION OF STOCK REPURCHASE PROGRAM

Boston, Massachusetts – December 20, 2006 – American Tower Corporation (NYSE: AMT) reported today that it has taken a number of actions to address the results of the review of the Company’s historical stock option granting practices. As previously reported, the Company’s Board of Directors established a Special Committee of independent directors to review the Company’s stock option granting practices and related accounting. On November 8, 2006, the Company reported on the Special Committee’s key findings, including that there were a number of deficiencies in the Company’s stock option granting practices. These deficiencies contributed to the restatement of the Company’s historical financial statements, which the Company filed with the Securities and Exchange Commission on November 29, 2006.

At that time, the Company reported that the Special Committee was preparing a remediation plan to address the issues raised by its findings. On December 19, 2006, the Board of Directors approved the remediation plan presented by the Special Committee. The following is a summary of the key aspects of the remediation plan approved by the Board:

•	The Company has requested, and each of its present senior officers and members of its Board of Directors has agreed, to eliminate any benefit received by such individuals from options having been granted to them at prices below the fair market value of the Company’s Class A common stock on the legal grant date, as determined by the Special Committee. This will be accomplished by increasing the exercise price of unexercised options to such fair market value and, for exercised options, by such individuals compensating the Company for the amount of such benefit, after reduction for any taxes paid, either through a cash payment or cancelling vested options having an in-the-money value equal to the amount of the payment. The aggregate value of eliminating the benefit for the eight individuals with options subject to such remediation is approximately $7.5 million, prior to any adjustment for taxes paid.

•	The Company plans to take steps to similarly eliminate any benefit received by certain former officers from the grant to them of options at below fair market value. The aggregate value of eliminating the benefit for the three individuals with options subject to such remediation is approximately $7.6 million, prior to any adjustment for taxes paid.

•	The Company’s Chief Executive Officer will continue the assessment and re-evaluation of the Company’s management organizational structure, focusing on the capabilities of the legal, human resources and accounting functions, including whether the responsibilities of any members of current management should be modified.

•	The Company’s revised procedures for approval and administration of stock options, which were approved by the Compensation Committee in August 2006, will be independently evaluated for adequacy and then monitored for effective implementation and compliance as part of the internal audit function.

•	Additional training will be put in place with respect to governance, risk management and compliance, including as to stock option administration policies and procedures and compliance with the Company’s code of conduct.

•	The Company will evaluate and enhance its risk assessment activities and the adequacy of its administrative resources and communication of roles, responsibilities and accountability. The Company will also assess, with Board-level oversight, the organization’s attitude toward a culture of compliance and an effective internal control environment.

The Company is continuing to cooperate with both the Department of Justice and the Securities and Exchange Commission in their respective inquiries regarding the Company’s historical stock option granting practices.

Resumption of Stock Repurchase Program

As previously announced, the Company temporarily suspended its stock repurchase program in May 2006 in connection with the review of its stock option granting practices. Now that the Special Committee has reported on its findings and the Board has approved a remediation plan, the Board has approved the resumption of the Company’s stock repurchase program.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “We are pleased to have completed the review of the Company’s historical stock option granting practices. By resuming our stock repurchase program, we are renewing our commitment to return cash to shareholders in accordance with our long term financial and operational strategy.”

Under the repurchase program, announced in November 2005, the Company was authorized to repurchase up to $750 million of its Class A common stock during the period November 2005 through December 2006. Prior to the suspension of the stock repurchase program, the Company had repurchased a total of 11.8 million shares of its Class A common stock for approximately $358.3 million. The Board has authorized the Company to repurchase the remaining $391.7 million under this program through the end of February 2007.

The Company expects to complete the remaining $391.7 million under the program by the end of February 2007, utilizing cash from operations, borrowings under its credit facilities and cash on hand to fund the repurchase program. Under the program, management is authorized to purchase shares from time to time in open market purchases or privately negotiated transactions at prevailing market prices. To facilitate repurchases, the Company’s Board has authorized the Company to make purchases pursuant to a Rule 10b5-1 plan, which will allow the Company to repurchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. The Company expects that it will evaluate the size and timing of future share repurchases prior to or upon completion of this program.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in the United States, Mexico and Brazil. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding the remediation plan resulting from the review of our historical stock option granting practices and our stock repurchase program. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility; (5) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (6) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (7) a substantial portion of our revenues is derived from a small number of customers; (8) status of Iusacell Celular’s financial restructuring exposes us to risks and uncertainties (9) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (10) we could have liability under environmental laws; (11) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (12) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (13) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (14) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (15) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (16) our stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; (17) pending civil litigation relating to our stock option granting practices exposes us to risks and uncertainties; and (18) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2006 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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